UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 18, 2003

THE GOLDMAN SACHS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 99.1 PRESS RELEASE

Item 5. Other Events.

     On December 18, 2003, The Goldman Sachs Group, Inc. (the “Registrant”) announced certain management changes. The press release announcing these changes is attached as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

     The following exhibit is furnished as part of this Report on Form 8-K:

99.1	Press release of the Registrant dated December 18, 2003 containing information about certain management changes.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: December 18, 2003	By:	/s/ Dan H. Jester

Name: Dan H. Jester Title: Vice President and Deputy Chief Financial Officer